UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.
Date of Report (Date of earliest event reported): November 15, 2007
MEDCATH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-33009	56-2248952
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)
10720 Sikes Place
Charlotte, North Carolina 28277
(Address of principal executive offices, including zip code)
(704) 708-6600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 7.01 Regulation FD Disclosure
On July 17, 2007, MedCath announced that the Company completed a recapitalization of its Harlingen Medical Center, located in Harlingen, Texas. Following conversion, Harlingen Medical Center is owned 36.0% by MedCath, 32.1% by Valley Baptist and 31.9% by local physician investors. Beginning with its quarterly reporting period ending September 30, 2007, MedCath began reporting Harlingen Medical Center as an equity investment. Because the Company believes that revised historical financial information reflecting the impact of the reclassification of Harlingen Medical Center from a consolidation method investment to an equity method investment would be useful to investors in evaluating the performance of MedCath, the Company is providing such information in advance of the filing of the Annual Report on Form 10-K for the year ending September 30, 2007. The historical financial information included in Exhibit 99.1 has been recast from its original presentation to reflect the reclassification of Harlingen Medical Center from a consolidated subsidiary to an equity method investment for the fiscal quarters ended September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007 and September 30, 2007. Management believes this information will be useful to investors in understanding the financial impact to MedCath of the Harlingen Medical Center recapitalization.
Item 9.01. Financial Statements and Exhibits
Exhibit 99.1	Proforma Consolidated Statements of Operations presenting Harlingen Medical Center as an equity investment for the fiscal quarters ended September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007 and September 30, 2007.
The exhibit set forth under this Item 9.01 that is being furnished under Item 7.01 shall not be deemed “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCATH CORPORATION

Date: November 15, 2007	By:	/s/ James E. Harris James E. Harris Executive Vice President and Chief Financial Officer